BRADLEY PHARMACEUTICALS, INC.
                       CONDENSED CONSOLIDATED
                      STATEMENTS OF CASH FLOWS
                           (UNAUDITED)


                                                   Six Months Ended
                                                       June 30,
                                               ------------------------
                                                 2000            1999
                                               ---------      ---------

Supplemental disclosures of cash flow
   information:

      Cash paid during the period for:


         Interest                            $   94,000     $   37,000
                                               =========      =========

         Income taxes                        $  162,000     $   22,000
                                               =========      =========













             See Notes to Condensed Consolidated Financial Statements

























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